Exhibit 99.2 SUPPLEMENTAL COMMENTARY

NetApp Q2 2012 Earnings Results Supplemental Commentary November 16, 2011

This supplemental commentary is provided concurrently with our earnings press release to allow for additional time to review and analyze supplemental data prior to the company’s earnings call. This information will not be read during the live call.

Safe Harbor Statement
These prepared remarks contain forward-looking statements and projections that involve risk and uncertainty, including the statements under the Q3 FY12 outlook section regardingour forecasted financial performance and share count for the third quarter of fiscal year 2012. Actual results may differ materially from our statements or projections. These forward-looking statements involve risks and uncertainties, and actual results could vary. Important factors that could cause actual results to differ include, but are not limited to, general macroeconomic and market conditions, particularly the continuing fiscal challenges in the U.S. and Europe; the effects of the flooding in Thailand; customer demand for our products and services, including our recently announced new product introductions and other important factors described in NetApp reports and documents filed from time to time with the Securities and Exchange Commission (SEC), including the factors described under the sections titled “Risk Factors” in our most recently submitted Annual and Quarterly Reports on Forms 10-K and 10-Q, respectively. We disclaim any obligation to update information contained in these forward-looking statements whether as a result of new information, future events, or otherwise.

All numbers herein are stated in accordance with U.S. Generally Accepted Accounting Principles (GAAP) unless indicated otherwise. To see the reconciling items between our non-GAAP and GAAP financial information, refer to the tables at the end of this document, as well as in our press release and on our website.

Q2 Fiscal Year 2012

Revenue
	Q2 FY12 Revenue	% of Q2 FY12 Net Revenue	Sequential Growth1	Year/Year Growth
Product Revenue	$1,016M	67%	5%	23%
Software Entitlements & Maintenance	$198M	13%	0%	12%
Service	$293M	20%	(1%)	17%
Net Revenue	$1,507M	100%	3%	20%

Net revenue for the second quarter was $1.507 billion, an increase of 3% sequentially and 20% year over year. Foreign currency fluctuations2 had a minimal impact on revenue on a sequential basis while having a positive impact of just under two percentage points on a year over year basis.

Product revenue was $1.016 billion, growing 5% sequentially and 23% year over year.  Product revenue accounted for 67% of net revenue, up from 66% of net revenue in the prior quarter.

Revenue from software entitlements and maintenance (SEM), which is a deferred revenue element and is recognized over the related contract period, was $198 million or 13% of net revenue. SEM revenue was flat on a quarter over quarter basis while increasing 12% year over year.

Service revenue of $293 million decreased 1% on a sequential basis and increased 17% year over year.

●
Revenue from hardware maintenance support contracts, which is also a deferred revenue element, comprised approximately 71% of our service revenue this quarter, an increase of 1% sequentially and 27% year over year.

●	Professional services revenue declined 4% sequentially and 2% on a year over year basis.

1 Sequential growth calculations are based upon Q1 FY12 results which can be found at investors.netapp.com

2 Foreign currency effects represent the changes in the average foreign exchange rates between the current period and the comparative prior periods (or, in the case of deferred revenue, the exchange rate in effect when the transaction was invoiced), less current period actual net gains or losses on revenue hedging activities.

Gross Margin

	Q2 FY12	Q1 FY12	Q2 FY11
Non-GAAP Gross Margin	61.9%	63.2%	65.8%
Product	56.2%	56.8%	61.2%
S/W Entitlements & Maintenance	97.2%	97.3%	98.0%
Services	57.8%	61.0%	58.5%

Operating Expenses

	Q2 FY12	Q1 FY12	Q2 FY11
Non-GAAP Operating Expenses	$654M	$652M	$569M

Non-GAAP operating expenses of $654 million were essentially flat compared to Q1 spending levels, but grew 15% year over year. Q2 operating expenses were 43% of net revenue, compared to 45% of net revenue in the first quarter.

In Q2 we added 346 net new employees for a total global headcount of 11,834.

Q2 GAAP operating expenses included $57 million in stock-based compensation, up from $53 million in Q1, $8 million in amortization of intangible assets and $2 million in acquisition related expenses for Engenio integration activities.

Income from Operations, Other Income & Effective Tax Rate

	Q2 FY12	Q1 FY12	Q2 FY11
Non-GAAP Income from Operations	$279M	$269M	$255M
% of Net Revenue	18.5%	18.4%	20.4%
Non-GAAP Other Income, Net	$3M	$5M	$3M
Non-GAAP Income Before Income Taxes	$282M	$273M	$258M
Non-GAAP Effective Tax Rate	16.4%	18.7%	17.6%

Non-GAAP income from operations was $279 million or 18.5% of net revenue in Q2 and represents an increase of 4% sequentially and 9% year over year.

Non-GAAP other income, net was $3 million. GAAP other expenses, net includes approximately $12 million of non-cash interest expense associated with our convertible notes.

Non-GAAP income before income taxes was $282 million, or 18.7%, of net revenue in Q2, compared to 18.7% of net revenue in Q1 and 20.6% of net revenue in Q2 last year. Our non-GAAP effective tax rate was 16.4%.

Net Income

	Q2 FY12	Q1 FY12	Q2 FY11
Non-GAAP Net Income	$236M	$222M	$212M
Weighted Average Common Shares Outstanding, diluted	376M	406M	392M
Non-GAAP Net Income per Share, diluted	$0.63	$0.55	$0.54

Non-GAAP net income was $236 million, or $0.63 per share. GAAP net income was $166 million, or $0.44 per share. Our diluted share count decreased by approximately 30 million shares from prior quarter to approximately 376 million shares in Q2, primarily due to share repurchases and lower than expected dilutive impact from our convertible notes and related warrants.

Impact of Convertible Note Transaction on Share Count

	Q2 FY12	Q1 FY12	Q2 FY11
Convertible Notes3	7M	15M	12M
Warrants	--	8M	4M

3 80% hedged on maturity or conversion of the convertible notes.

For Q2, our diluted share count was approximately 376 million, lower than our guidance of approximately 392 million. With an average stock price of $38.25 during Q2, the convertible notes had a less dilutive of an impact on our share count than expected. Since the average stock price was below the $41.28 conversion price of the warrants, there was no impact from warrants this quarter.

Whenever the average quarterly share price is above the notes’ $31.85 conversion price, our convertible notes will have a dilutive impact on our net income per share. We expect the dilutive effect from the notes will ultimately be 80% hedged, although the hedge will not be reflected in our share count until the notes are converted or mature in June 2013, as the hedge is considered anti-dilutive under GAAP. If the notes had been converted in Q2, the hedge would have reduced our share count by approximately 6 million shares.

Select Balance Sheet Items

	Q2 FY12	Q1 FY12	Q2 FY11
Cash, Cash Equivalents & Investments	$4.642B	$4.714B	$4.382B
Deferred Revenue	$2.439B	$2.383B	$1.949B
DSO (days)4	38	37	33
Inventory Turns5	14.1	15.5	20.9

Cash, cash equivalents and short term investments were $4.642 billion at the end of Q2 and represent a decrease of approximately $72 million, a decline of 2% sequentially and an increase of 6% year over year. These cash figures include the impact of the $400 million spent on share repurchases this quarter and $93 million for capital purchases. 48% of the Q2 cash balance was held in the US. Our balance sheet reflects a total deferred revenue balance of $2.439 billion, an increase of 2% sequentially and 25% year over year.

Select Cash Flow Statement Items

	Q2 FY12	Q1 FY12	Q2 FY11
Net Cash Provided by Operating Activities	$370M	$241M	$356M
Purchases of Property and Equipment	$93M	$98M	$43M
Free Cash Flow6	$277M	$142M	$313M
Free Cash Flow as % of Total Revenue	18%	10%	25%

Net cash provided by operating activities was $370 million, an increase of 54% quarter over quarter and 4% year over year. Capital expenditures were $93 million, a decrease of $5 million from last quarter. Free cash flow totaled $277 million or 18% of revenue and grew 95% from Q1 levels while declining 11% from Q2 last year.

4 Days sales outstanding are defined as accounts receivable net divided by net revenue, multiplied by the number of days in the quarter.

5 Inventory turns are defined as annualized non-GAAP cost of revenues divided by net inventory.

6 Free cash flow is defined as net cash provided by operating activities less purchases of property and equipment.

Q3 FY12 Outlook
Q3 FY12 Outlook
Revenue	$1,520 - $1,610M 1% - 7% sequential growth 18% - 25% year over year growth
Share Count	Approximately 380M
Non-GAAP Net Income per Share, Diluted	$0.56 - $0.60
GAAP Net Income per Share, Diluted	$0.36 - $0.40

This forecast is based on current business expectations and market conditions. Dilutive share count includes the impact of our convertible notes and warrants, calculated based upon our average stock price of $41.84 for the first 10 days of our third quarter. We estimate share count for the third quarter of fiscal year 2012 will increase slightly to approximately 380 million shares, including an estimated 9 million shares from the Company’s outstanding convertible notes and 0.5 million shares from outstanding warrants. Share count does not include the Company’s outstanding note hedge that is expected to offset 80% of the dilution from the convertible notes at maturity or conversion, which would offset approximately 7 million shares if the conversion or maturity were to occur in the third quarter.

Other Business Metrics

Geographic Mix
	% of Q2 FY12 Revenue	Q2 FY12 Revenue	Year/Year Growth
Americas	60%	$897M	19%
U.S. Commercial	42%	$635M	24%
U.S. Public Sector	18%	$262M	9%
EMEA	28%	$429M	12%
Asia Pacific	12%	$181M	55%

Americas contributed $897 million or 60% of revenue, an increase of 10% sequentially and 19% year over year. The Americas number includes the U.S. commercial sector and the U.S. public sector. The U.S. commercial sector contributed $635 million or 42% of revenue, a decrease of 2% sequentially and an increase of 24% year over year. The U.S. public sector generated $262 million or 18% of revenue, an increase of 56% sequentially and an increase of 9% year over year. EMEA contributed $429 million or 28% of total revenue, down 6% sequentially and up 12% year over year. Asia Pacific generated $181 million or 12% of revenue, decreasing 4% from the prior quarter while growing 55% year over year.

Pathways Mix

	% of Q2 FY12 Revenue	% of Q1 FY12 Revenue	% of Q2 FY11 Revenue
Direct	20%	24%	28%
Indirect Pathways	80%	76%	72%
Arrow	18%	15%	17%
Avnet	13%	11%	15%
OEM Customers	15%	15%	4%

Direct revenue was 20% of Q2 revenue, a decrease of 14% sequentially and 12% year over year. Indirect pathways represented 80% of this quarter’s revenue, an increase of 9% sequentially and 33% year over year.

Within the indirect pathways, Arrow accounted for 18% of Q2 revenues and Avnet contributed 13% of this quarter’s revenue.  Revenue from OEM customers, including IBM, Fujitsu, and other E-Series OEM customers, was 15% of net revenue.

Capacity Trends

(in Petabytes)	Q2 FY11	Q3 FY11	Q4 FY11	Q1 FY12	Q2 FY12
Fibre Channel	84	73	65	76	61
ATA	349	364	476	493	543
SAS	90	128	170	190	262
Total	523	565	711	759	866

For the second quarter, we shipped 866 petabytes of storage, an increase of 14% over Q1 levels and growing 66% year over year.  The popularity of the ATA and SAS drives continues to grow with FC drives representing less than 10% of the capacity shipped in Q2.

Additional Information

For more detailed information about our solutions, corporate strategy and our go-to-market initiatives, please visit our website at http://investors.netapp.com

NetApp Usage of Non-GAAP Financials

The Company refers to the non-GAAP financial measures cited above in making operating decisions because they provide meaningful supplemental information regarding the Company's ongoing operational performance. Non-GAAP net income excludes the amortization of intangible assets, stock-based compensation expenses, acquisition related income and expenses, restructuring and other charges, asset impairments, non-cash interest expense associated with our convertible debt, net losses or gains on investments, and our GAAP tax provision, but includes a non-GAAP tax provision based upon our projected annual non-GAAP effective tax rate for the first three quarters of the fiscal year and an actual non-GAAP tax provision for the fourth quarter of the fiscal year. We have excluded these items in order to enhance investors’ understanding of our ongoing operations. The use of these non-GAAP financial measures has material limitations because they should not be used to evaluate our company without reference to their corresponding GAAP financial measures. As such, we compensate for these material limitations by using these non-GAAP financial measures in conjunction with GAAP financial measures.

These non-GAAP financial measures are used to: (1) measure company performance against historical results, (2) facilitate comparisons to our competitors’ operating results, and (3) allow greater transparency with respect to information used by management in financial and operational decision making. In addition, these non-GAAP financial measures are used to measure company performance for the purposes of determining employee incentive plan compensation. We have historically reported similar non-GAAP financial measures to our investors and believe that the inclusion of comparative numbers provides consistency in our financial reporting at this time.

All fiscal year 2011 results reflect the adoption of the new accounting standards related to revenue recognition that we announced in the fourth quarter of fiscal year 2011.  Previously reported quarterly results for fiscal 2011 have been adjusted to reflect the adoption of these new standards and may differ from the originally reported results.

Non-GAAP to GAAP Reconciliation

NETAPP, INC.
RECONCILIATION OF NON-GAAP AND GAAP
IN THE CONDENSED CONSOLIDATED STATEMENTS OF OPERATIONS
(In millions, except net income per share amounts)
(Unaudited)

	Three Months Ended
	October 28, 2011	July 29, 2011	October 29, 2010

SUMMARY RECONCILIATION OF NET INCOME
NET INCOME	$165.6	$139.5	$175.4

Adjustments:
Amortization of intangible assets	21.7	24.3	4.4
Stock-based compensation	63.0	58.1	37.7
Restructuring and other charges	-	-	0.1
Acquisition-related expense	1.7	10.2	-
Non-cash interest expense	11.5	13.7	13.0
Income tax effect of non-GAAP adjustments	(28.0)	(23.5)	(18.4)

NON-GAAP NET INCOME	$235.5	$222.3	$212.2

DETAILED RECONCILIATION OF SPECIFIC ITEMS:

COST OF REVENUES	$594.0	$561.3	$434.5
Adjustments:
Amortization of intangible assets	(14.0)	(13.9)	(3.3)
Stock-based compensation	(5.6)	(5.0)	(3.9)
Acquisition-related expense	-	(5.4)	-

NON-GAAP COST OF REVENUES	$574.4	$537.0	$427.3

COST OF PRODUCT REVENUES	$460.7	$437.4	$324.3
Adjustments:
Amortization of intangible assets	(14.0)	(13.9)	(3.3)
Stock-based compensation	(1.4)	(1.1)	(0.8)
Acquisition-related expense	-	(5.4)	-

NON-GAAP COST OF PRODUCT REVENUES	$445.3	$417.0	$320.2

COST OF SERVICE REVENUES	$127.7	$118.6	$106.7
Adjustment:
Stock-based compensation	(4.2)	(3.9)	(3.1)

NON-GAAP COST OF SERVICE REVENUES	$123.5	$114.7	$103.6

GROSS PROFIT	$913.0	$896.9	$816.5
Adjustments:
Amortization of intangible assets	14.0	13.9	3.3
Stock-based compensation	5.6	5.0	3.9
Acquisition-related expense	-	5.4	-

NON-GAAP GROSS PROFIT	$932.6	$921.2	$823.7

SALES AND MARKETING EXPENSES	$454.1	$454.8	$382.8
Adjustments:
Amortization of intangible assets	(7.7)	(10.3)	(1.1)
Stock-based compensation	(30.4)	(28.6)	(17.3)

NON-GAAP SALES AND MARKETING EXPENSES	$416.0	$415.9	$364.4

RESEARCH AND DEVELOPMENT EXPENSES	$199.7	$198.6	$156.6
Adjustments:
Amortization of intangible assets	-	(0.1)	-
Stock-based compensation	(18.2)	(16.0)	(9.2)
Acquisition-related expense	-	(2.6)	-

NON-GAAP RESEARCH AND DEVELOPMENT EXPENSES	$181.5	$179.9	$147.4

GENERAL AND ADMINISTRATIVE EXPENSES	$65.1	$65.1	$64.2
Adjustment:
Stock-based compensation	(8.8)	(8.5)	(7.3)

NON-GAAP GENERAL AND ADMINISTRATIVE EXPENSES	$56.3	$56.6	$56.9

OPERATING EXPENSES	$720.6	$720.7	$603.7
Adjustments:
Amortization of intangible assets	(7.7)	(10.4)	(1.1)
Stock-based compensation	(57.4)	(53.1)	(33.8)
Restructuring and other charges	-	-	(0.1)
Acquisition-related expense	(1.7)	(4.8)	-

NON-GAAP OPERATING EXPENSES	$653.8	$652.4	$568.7

INCOME FROM OPERATIONS	$192.4	$176.2	$212.8
Adjustments:
Amortization of intangible assets	21.7	24.3	4.4
Stock-based compensation	63.0	58.1	37.7
Restructuring and other charges	-	-	0.1
Acquisition-related expense	1.7	10.2	-

NON-GAAP INCOME FROM OPERATIONS	$278.8	$268.8	$255.0

TOTAL OTHER EXPENSE, NET	$(8.5)	$(9.1)	$(10.5)
Adjustment:
Non-cash interest expense	11.5	13.7	13.0

NON-GAAP TOTAL OTHER INCOME, NET	$3.0	$4.6	$2.5

INCOME BEFORE INCOME TAXES	$183.9	$167.1	$202.3
Adjustments:
Amortization of intangible assets	21.7	24.3	4.4
Stock-based compensation	63.0	58.1	37.7
Restructuring and other charges	-	-	0.1
Acquisition-related expense	1.7	10.2	-
Non-cash interest expense	11.5	13.7	13.0

NON-GAAP INCOME BEFORE INCOME TAXES	$281.8	$273.4	$257.5

PROVISION FOR INCOME TAXES	$18.3	$27.6	$26.9
Adjustment:
Income tax effect of non-GAAP adjustments	28.0	23.5	18.4

NON-GAAP PROVISION FOR INCOME TAXES	$46.3	$51.1	$45.3

NET INCOME PER SHARE	$0.440	$0.344	$0.448

Adjustments:
Amortization of intangible assets	0.058	0.060	0.011
Stock-based compensation	0.168	0.143	0.096
Restructuring and other charges	-	-	-
Acquisition-related expense	0.004	0.025	-
Non-cash interest expense	0.031	0.034	0.033
Income tax effect of non-GAAP adjustments	(0.075)	(0.058)	(0.047)

NON-GAAP NET INCOME PER SHARE	$0.626	$0.548	$0.541

Reg G Schedule

NETAPP, INC.
RECONCILIATION OF NON GAAP GUIDANCE TO GAAP
EXPRESSED AS EARNINGS PER SHARE
THIRD QUARTER 2012
(Unaudited)

Third Quarter
2012

Non-GAAP Guidance	$0.56 - $0.60

Adjustments of Specific Items to
Net Income Per Share for the Third
Quarter 2012:

Amortization of intangible assets	(0.06)
Stock-based compensation	(0.16)
Acquisition-related expense	(0.01)
Non-cash interest expense	(0.03)
Income tax effect	0.06
Total Adjustments	(0.20)

GAAP Guidance -Net Income Per Share	$0.36 - $0.40